UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the completion, on April 2, 2024 (the “Closing Date”), of the previously announced transactions (the “Transactions”) contemplated by the Implementation Agreement, dated as of October 10, 2023 (the “Implementation Agreement”), by and among Powerfleet, Inc., a Delaware corporation (the “Company”), Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of the Company (“Powerfleet Sub”), and MiX Telematics Limited, a public company incorporated under the laws of the Republic of South Africa (“MiX Telematics”).

On the Closing Date, pursuant to the terms of the Implementation Agreement, Powerfleet Sub acquired all of the issued ordinary shares of MiX Telematics (“MiX Ordinary Shares”), including MiX Ordinary Shares represented by MiX Telematics American Depositary Shares (each representing 25 MiX Ordinary Shares) (“MiX ADSs”), from MiX Telematics shareholders in exchange for shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) at an exchange ratio of 0.12762 shares of Company Common Stock for each MiX Ordinary Share (and in the case of MiX ADSs, 3.19056 shares of Company Common Stock for each MiX ADS) (the “Scheme Consideration”) through the implementation of a scheme of arrangement in accordance with Sections 114 and 115 of the South African Companies Act, No. 71 of 2008. As a result of the Transactions, MiX Telematics became a direct, wholly owned subsidiary of Powerfleet Sub and an indirect, wholly owned subsidiary of the Company.

Concurrently with the closing of the Transactions, the Company redeemed in full all of the outstanding shares of the Company’s Series A convertible preferred stock, par value $0.01 per share (the “Series A Preferred”). The redemption of the Series A Preferred was financed in part by net proceeds from the Company’s term loan facilities with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (the “RMB Facilities”) and from incremental borrowing capacity as a result of the refinancing of the Company’s facilities with Bank Hapoalim B.M. (the “Hapoalim Facilities”). The RMB Facilities and Hapoalim Facilities were previously described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024 and March 22, 2024, respectively.

In connection with the Transactions, MiX Ordinary Shares and MiX ADSs delisted from the Johannesburg Stock Exchange (the “JSE”) and the New York Stock Exchange, respectively. The Company Common Stock continues to be listed on The Nasdaq Global Market and is additionally listed on the JSE by way of a secondary inward listing.

Each award of stock appreciation rights with respect to MiX Ordinary Shares (each, a “MiX SAR”) that was outstanding immediately prior to the Closing Date, whether or not vested or exercisable, was assumed by the Company and has the same terms and conditions as were applicable to such MiX SAR immediately prior to the Closing Date, except that (i) the applicable performance conditions have been waived in connection with the closing of the Transactions, and (ii) each MiX SAR constitutes a stock appreciation right with respect to the number of shares of Company Common Stock determined by multiplying (x) the number of MiX Ordinary Shares subject to such MiX SAR immediately prior to the Closing Date by (x) the per share Scheme Consideration (rounded down to the nearest whole number of shares), and any per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per MiX Ordinary Share subject to such MiX SAR immediately prior to the Closing Date by (B) the per share Scheme Consideration (rounded up to the nearest one hundredth of a cent).

The issuance of Company Common Stock in connection with the Transactions was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-275648) filed with the SEC on November 17, 2023, as amended by Amendment No. 1 to the Form S-4 filed with the SEC on January 22, 2024 and declared effective by the SEC on January 24, 2024 (the “Registration Statement”).

The foregoing description of the Implementation Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Implementation Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023.

Important Note

The representations, warranties and covenants contained in the Implementation Agreement described above were made only for purposes of the Implementation Agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Implementation Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, MiX Telematics or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Implementation Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.01. Change in Control of Registrant.

The completion of the Transactions resulted in former securityholders of MiX Telematics (including former holders of MiX ADSs) and securityholders of the Company owning approximately 65.5% and 34.5%, respectively, of the outstanding shares of Company Common Stock on a fully diluted basis.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions and effective as of the Closing Date, Anders Bjork, Michael Casey, Charles Frumberg, Elchanan Maoz and Medhini Srinivasan resigned as directors of the Company and Ian Jacobs and Michael McConnell were appointed to the board of directors of the Company (the “Board”). Steve Towe, the Company’s Chief Executive Officer, and Michael Brodsky remain on the Board and Mr. Brodsky remains the Chairman of the Board.

The Board has appointed Messrs. Brodsky, Jacobs and McConnell as members of the Audit Committee, Compensation Committee and Nominating Committee of the Board.

In connection with their election to the Board, Messrs. Jacobs and McConnell entered into indemnification agreements with the Company, substantially similar to the form of indemnification agreement that the Company has entered into with each of its other directors and executive officers, which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-4 filed with the SEC on May 24, 2019.

Messrs. Jacobs and McConnell have not participated in any transactions with the Company, nor are there currently any proposed transactions, requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There is also no arrangement or understanding between Messrs. Jacobs and McConnell and the Company pursuant to which either of Messrs. Jacobs and McConnell were elected to the Board, other than the Implementation Agreement.

Item 8.01. Other Events.

On April 2, 2024, the Company issued a press release announcing the completion of the Transactions. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, the Company’s expectations with respect to its beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the Transactions. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) future economic and business conditions, including the conflict between Israel and Hamas; (ii) integration of the Company’s and MiX Telematics’ businesses and the ability to recognize the anticipated synergies and benefits of the Transactions; (iii) the loss of any of the Company’s key customers or reduction in the purchase of the Company’s products by any such customers; (iv) the failure of the markets for the Company’s products to continue to develop; (v) the negative effects of the Transactions on the market price of the Company’s securities; (vi) the Company’s inability to adequately protect its intellectual property; (vii) the Company’s inability to manage growth; (viii) the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions; and (ix) such other factors as are set forth in the periodic reports filed by the Company with the SEC, including but not limited to those described under the heading “Risk Factors” in its annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this report are made only as of the date of this report, and except as otherwise required by applicable securities law, the Company assumes no obligation, nor does the Company intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by amendment within the timeframe permitted by Item 9.01(a).

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. The Company intends to file this pro forma information by amendment within the timeframe permitted by Item 9.01(b).

(d) Exhibits.

Exhibit No.	Description
2.1	Implementation Agreement, dated as of October 10, 2023, by and among Powerfleet, Inc., Main Street 2000 Proprietary Limited and MiX Telematics Limited (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on October 10, 2023).
99.1	Press release, dated April 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ David Wilson
Name:	David Wilson
Title:	Chief Financial Officer

Date: April 2, 2024